UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0103159
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

311 Veterans Highway, Suite B Levittown, PA	19056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of class)

Explanatory Note

This Registration Statement on Form 8-A (“Form 8-A”) is filed with the Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of common units representing limited partner interests (“Common Units”) of StoneMor Partners L.P. (“StoneMor”) to the New York Stock Exchange.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Common Units to be registered hereunder, see the section captioned “Description of the Common Units” in StoneMor’s Registration Statement on Form S-3 (No. 333-170870) filed with the SEC on November 30, 2010, as amended on December 9, 2010, which is incorporated by reference into this Form 8-A.

Item 2.	Exhibits.

Pursuant to the “Instructions as to Exhibits” of Form 8-A, no exhibits are required to be filed herewith or incorporated by reference because no other securities of StoneMor are registered on the New York Stock Exchange, and the Common Units to be registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STONEMOR PARTNERS L.P.

	By:	STONEMOR GP LLC, its general partner

Date: December 20, 2011	By:	/s/ William R. Shane
	Name:	William R. Shane
	Title:	Executive Vice President and Chief Financial Officer